Deloitte &
 Touche LLP
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                  50 Fremont Street                    Telephone: (415) 247-4000
                  San Francisco, California 94105-2230 Facsimile: (415) 247-4329






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements
No. 133-17255 and No. 33-80504 of Sharper Image Corporation on Forms S-8 of our report dated March 22, 1996, appearing in this Annual Report on Form 10-K of Sharper Image Corporation for the year ended January 31, 1996.


/s/ Deloitte & Touche LLP


April 25, 1996


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Deloitte Touche
Tohmatsu
International
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